Exhibit 99.1

IMS Health Announces 2009 Third-Quarter Results

  Revenues of $541 million, up 3% over second quarter
  GAAP EPS of $(0.05) reflects previously announced restructuring charge
  Non-GAAP EPS of $0.40
  Strong preliminary cash flow from operations

NORWALK, Conn.--(BUSINESS WIRE)--October 22, 2009--IMS Health (NYSE: RX), the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries, today announced third-quarter 2009 revenue of $540.8 million, down 6 percent or 4 percent constant dollar, compared with $573.7 million in the year-earlier period. Net loss for the 2009 third quarter was $9.3 million and diluted earnings per share was $(0.05) compared with net income of $75.9 million and EPS of $0.41 in the third quarter of 2008. After adjusting for a $106.3 million charge related to the previously announced restructuring and certain other items, net income on a non-GAAP basis for the third quarter of 2009 was $72.3 million compared with $79.4 million in the year-earlier period, and non-GAAP EPS was $0.40 compared with $0.43 in the 2008 third quarter (See Note c to the financial tables).

“Our results for the third quarter reflect improved performance across all regions and solid execution by our teams,” said David R. Carlucci, IMS chairman and CEO. “We’re moving out on our plans to lower our cost structure and accelerate operational efficiencies, and we continue to generate excellent cash flow. In addition, our clients are seeing better market growth as indicated in our updated global pharmaceutical industry forecast, and we remain focused on addressing their priorities.”

Operating loss in the third quarter of 2009, including the restructuring charge, was $5.5 million compared with $124.0 million in operating income in the year-earlier period. When adjusted for the restructuring charge and a third-quarter 2008 charge related to the company’s Government Solutions subsidiary, operating income on a non-GAAP basis for this year’s third quarter would have been $100.8 million, compared with $127.7 million in the 2008 third quarter (See Note c to the financial tables).

Preliminary net cash provided by operating activities on a GAAP basis for the third quarter of 2009 was $153.2 million, and $347.5 million in the first nine months of 2009. Third-quarter 2009 preliminary free cash flow on a non-GAAP basis was $155.2 million, bringing the total in the first nine months of 2009 to $405.1 million (See Note d to the financial tables).

Year-to-Date Results

Revenues for the first nine months of 2009 were $1,590.6 million, down 9 percent or 5 percent constant dollar, compared with revenues of $1,748.6 million for the 2008 first nine months. For the first nine months of 2009, net income was $186.9 million and diluted earnings per share was $1.02 compared with net income of $212.8 million and EPS of $1.16 in the year-earlier period. After adjusting for the $106.3 million restructuring charge, certain asset impairments and other charges, certain tax benefits, the Government Solutions charge and phasing of tax benefits in 2008, and foreign exchange hedge-related items, net income on a non-GAAP basis for the first nine months of 2009 was $220.5 million compared with $221.1 million in the year-earlier period, and non-GAAP EPS was $1.21 compared with $1.20 in the 2008 first nine months (See Note c to the financial tables).

Including the restructuring charge, certain asset impairments and other charges, and the 2008 Government Solutions charge, operating income in the 2009 first nine months was $164.6 million, compared with $371.7 million in the year-earlier period. When adjusted for these items, operating income on a non-GAAP basis for the first nine months of 2009 would have been $296.4 million, compared with $375.5 million in the year-earlier period (See Note c to the financial tables).

Balance Sheet Highlights

IMS’s cash and cash equivalents as of September 30, 2009 totaled $301.7 million, compared with $215.7 million on December 31, 2008. Total debt as of September 30, 2009 was $1,344.9 million, down from $1,404.2 million at year-end 2008.

Share Repurchase Program, Shares Outstanding

No IMS shares were repurchased during the third quarter of 2009. A total of 9.5 million shares remain authorized and available to repurchase under the current Board of Directors’ authorization.

The number of shares outstanding as of September 30, 2009 was approximately 182.4 million, equal to the number of shares outstanding as of June 30, 2009.

About IMS

Operating in more than 100 countries, IMS Health is the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries. With $2.3 billion in 2008 revenue and more than 50 years of industry experience, IMS offers leading-edge market intelligence products and services that are integral to clients’ day-to-day operations, including product and portfolio management capabilities; commercial effectiveness innovations; managed care and consumer health offerings; and consulting and services solutions that improve productivity and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

Conference Call and Webcast Details

IMS will host a conference call at 8:00 a.m. ET today to discuss its third-quarter results. To participate, please dial 1 800 734-4208 (U.S. and Canada) or 1 212 231-2902 (outside the U.S. and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com. Prior to the conference call, a copy of this press release and any other financial or statistical information presented during the call will be made available in the “Investors” area of IMS’s Website. A replay of the conference call will be available online on the “Investors” section of the IMS Website and via telephone by dialing 1 800 633-8284 (U.S. and Canada) or 1 402 977-9140 (outside the U.S. and Canada), and entering access code 21439822 beginning at 10:30 a.m. ET today.

Forward-looking Statements

Reported numbers are preliminary and not final until the filing of our Form 10-Q with the Securities and Exchange Commission and, therefore, remain subject to adjustment. This press release contains statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) uncertainties associated with the outcome of IMS Health’s exploration of strategic alternatives, (ii) regulatory, legislative and enforcement initiatives, particularly in the areas of data access and utilization and tax, (iii) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (iv) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, (v) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (vi) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, (vii) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health’s customers operate, and (viii) uncertainties associated with completion of IMS Health’s restructuring plans and the impact of the restructuring activities on IMS Health’s business and financial results, including the timing of the activities and the associated costs and the ability to achieve projected cost savings. Additional information on factors that may affect the business and financial results of the company can be found in the filings of the company made from time to time with the Securities and Exchange Commission.

IMS Health undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Table 1
IMS Health
GAAP Income Statement
Three Months Ended September 30
(unaudited, in millions except per share)

	2009 GAAP	2008 GAAP	% Fav (Unfav)	Non-GAAP Constant $ Growth %
Revenue (a)
Commercial Effectiveness	$270.0	$279.8	(4)%	(3)
Product and Portfolio Management	168.8	174.6	(3)	(2)
New Business Areas	101.9	119.3	(15)	(11)
Total	540.8	573.7	(6)	(4)

Revenue Detail:
Information & Analytics (“I&A”) Revenue	425.2	445.7	(5)	(3)
Consulting & Services (“C&S”) Revenue	115.6	128.1	(10)	(7)
Total Revenue	540.8	573.7	(6)	(4)

Operating Expenses (b)
Operating Costs of I&A	(182.0)	(190.1)	4
Direct and Incremental Costs of C&S	(58.8)	(62.2)	5
External-use Software Amortization	(9.8)	(12.3)	20
Selling and Administrative	(166.9)	(161.9)	(3)
Depreciation and Other Amortization	(22.5)	(23.2)	3
Accelerated Depreciation and Amortization	(2.0)	0.0	NM
Severance, impairment and other charges	(104.3)	0.0	NM
Total	(546.3)	(449.7)	(21)

Operating Income (a)	(5.5)	124.0	NM	NM

Interest expense, net	(8.8)	(9.0)	3
Gains (losses) from investments, net	(0.6)	0.4	NM
Other Income (Expense), net	(7.8)	(3.0)	(161)
Pretax Income	(22.7)	112.4	NM

Provision for Income Taxes	13.5	(35.0)	NM
Net Income	(9.3)	77.3	NM

Less: Net Income Attributable to Non-Controlling Interests	0.0	1.4	NM

Net Income Attributable to IMS Health, Inc. (c)	(9.3)	75.9	NM

Diluted EPS:
Total Diluted EPS (c)	$(0.05)	$0.41	NM

Shares Outstanding:
Weighted Average Diluted	182.8	183.1
End-of-Period Actual	182.4	181.9
Weighted Average Basic	182.5	182.2

The accompanying notes are an integral part of these financial tables.

Table 2
IMS Health
GAAP Income Statement
Nine Months Ended September 30
(unaudited, in millions except per share)

	2009 GAAP	2008 GAAP	% Fav (Unfav)	Non-GAAP Constant $ Growth %
Revenue (a)
Commercial Effectiveness	$793.0	$866.6	(8)%	(5)
Product and Portfolio Management	502.8	544.9	(8)	(3)
New Business Areas	294.7	337.1	(13)	(7)
Total	1,590.6	1,748.6	(9)	(5)

Revenue Detail:
Information & Analytics (“I&A”) Revenue	1,253.9	1,355.3	(7)	(3)
Consulting & Services (“C&S”) Revenue	336.7	393.3	(14)	(10)
Total Revenue	1,590.6	1,748.6	(9)	(5)

Operating Expenses (b)
Operating Costs of I&A	(528.2)	(576.5)	8
Direct and Incremental Costs of C&S	(176.9)	(202.6)	13
External-use Software Amortization	(30.5)	(38.0)	20
Selling and Administrative	(490.2)	(493.0)	1
Depreciation and Other Amortization	(68.4)	(66.7)	(3)
Accelerated Depreciation and Amortization	(2.0)	0.0	NM
Severance, impairment and other charges	(129.7)	0.0	NM
Total	(1,425.9)	(1,376.9)	(4)

Operating Income (a)	164.6	371.7	(56)%	(64)

Interest expense, net	(25.8)	(26.7)	3
Gains (losses) from investments, net	(0.6)	0.4	NM
Other Income (Expense), net	1.6	(27.8)	NM
Pretax Income	139.8	317.7	(56)

Provision for Income Taxes	49.1	(100.8)	NM
Net Income	188.9	216.8	(13)

Less: Net Income Attributable to Non-Controlling Interests	2.0	4.1	51

Net Income Attributable to IMS Health, Inc. (c)	186.9	212.8	(12)

Diluted EPS:
Total Diluted EPS (c)	$1.02	$1.16	(12)

Shares Outstanding:
Weighted Average Diluted	182.4	184.2
End-of-Period Actual	182.4	181.9
Weighted Average Basic	182.3	183.1

The accompanying notes are an integral part of these financial tables.

Table 3
IMS Health
Selected Consolidated Balance Sheet Items
(unaudited, in millions)

	Sep. 30, 2009	Dec. 31, 2008

Cash and cash equivalents	$301.7	$215.7

Accounts receivable, net	309.1	382.8

Total long-term debt	1,344.9	1,404.2

The accompanying notes are an integral part of these financial tables.

Table 4
IMS Health
Preliminary GAAP Cash Flows from Operating Activities
Nine Months Ended September 30
(unaudited, in millions)

2009 GAAP

Net Income	$188.9
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	100.9
Bad Debt Expense	3.7
Deferred Income Taxes	(24.2)
Loss from Investments, net	0.6
Non-Cash Stock-Based Compensation Charges	24.3
Non-Cash Severance, Impairment and Other	18.2
Net Tax Benefit on Stock-Based Compensation	(4.6)
Change in Assets and Liabilities, Excluding Effects from Acquisitions and Dispositions:
Net Decrease in Accounts Receivable	64.6
Net Decrease in Work-In-Process Inventory	2.7
Net Increase in Prepaid Expenses and Other Current Assets	(3.5)
Net Decrease in Accounts Payable	(26.4)
Net Decrease in Accrued and Other Current Liabilities	(0.1)
Net Increase in Accrued Severance, Impairment and Other	93.5
Net Increase in Deferred Revenues	13.6
Net Decrease in Accrued Income Taxes	(115.3)
Net Decrease in Pension Assets, net of Liabilities	8.3
Net Decrease in Other Long-Term Assets, net of Other Long-Term Liabilities	2.3
Net Cash Provided by Operating Activities (d)	$347.5

The accompanying notes are an integral part of these financial tables.

IMS Health
NOTES TO FINANCIAL TABLES

a)	Reference to Non-GAAP Constant-Dollar Growth. “Non-GAAP Constant-dollar growth” rates eliminate the impact of year-over-year foreign currency fluctuations (Tables 1 and 2). IMS reports results in U.S. dollars but does business on a global basis. Exchange rate fluctuations affect the rates at which IMS translates foreign revenues and expenses into U.S. dollars and have important effects on results. In order to illustrate these effects, IMS provides the magnitude of changes in revenues and operating income in constant-dollar terms. IMS uses results at constant-dollar rates for purposes of global business decision-making, including developing budgets and managing expenditures. IMS management believes this information, when read together with U.S. GAAP results, facilitates a comparative view of business growth. Constant-dollar rates are not prepared under U.S. GAAP and are not a replacement for the more comprehensive information for investors included in IMS’s U.S. GAAP results. The method IMS uses to prepare constant-dollar rates differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies.

b)	Operating expenses in 2008 reflect reclassifications to make them comparable with the 2009 presentation.

c)	Net income attributable to IMS Health, fully diluted EPS and, where applicable, operating income for the three and nine months ended September 30, 2009 included the following notable items:
  In Severance, impairment and other charges, a $104.3 million restructuring charge ($76.0 million net of taxes, or $0.42 EPS impact for the three and nine months ended September 30, 2009) recorded in the three months ended September 30, 2009 as a result of the streamlining program announced by the Company in July 2009 in response to accelerating healthcare marketplace dynamics compounded by a sustained economic downturn.
  In Accelerated depreciation and amortization, $2.0 million ($1.5 million net of taxes, or $0.01 EPS impact for the three and nine months ended September 30, 2009) of accelerated depreciation and amortization recorded in the three months ended September 30, 2009 related to office lease and intangible impairments as part of the streamlining program noted above.
  In Severance, impairment and other charges, a $25.4 million charge ($18.2 million net of taxes, or $0.10 EPS impact for the nine months ended September 30, 2009) recorded in the three months ended June 30, 2009 for supplier contract-related charges to be incurred with no future economic benefit and the write-down of certain capitalized software assets to their net realizable values.
  In Provision for income taxes, a $63.2 million net tax benefit ($0.35 EPS benefit) for the nine months ended September 30, 2009 due to the reorganization of certain subsidiaries completed during the three months ended March 31, 2009, which resulted in a foreign exchange loss recognized for tax purposes.
  After adjusting for these items and the phasing of foreign exchange gains ($4.1 million or a $0.02 EPS benefit and $1.1 million or a $0.01 EPS benefit, net of income taxes for the three and nine months ended September 30, 2009, respectively), operating income, net income attributable to IMS Health and diluted EPS on a non-GAAP basis would have been $100.8 million and $296.4 million, $72.3 million and $220.5 million and $0.40 and $1.21 for the three and nine months ended September 30, 2009, respectively.
Net income attributable to IMS Health, fully diluted EPS and, where applicable, operating income for the three and nine months ended September 30, 2008 included the following notable items:
  In Selling and administrative expenses, $3.7 million ($2.4 million net of taxes, or $0.01 EPS impact) of expense for the three and nine months ended September 30, 2008 related to the Voluntary Disclosure Program at the Company’s Government Solutions subsidiary.
  In Provision for income taxes, a $3.9 million ($0.02 EPS impact) tax phasing benefit was reflected in the non-GAAP measures for the three months ended September 30, 2008, which arose from the expiration of both a non-U.S. agreement and certain non-U.S. statutes of limitations in the fourth quarter of 2008.
  After adjusting for these items and the phasing of foreign exchange losses ($2.8 million or a $0.02 EPS impact and $1.9 million or a $0.01 EPS benefit, net of taxes for the three and nine months ended September 30, 2008, respectively), operating income, net income attributable to IMS Health and diluted EPS on a non-GAAP basis would have been $127.7 million and $375.5 million, $79.4 million and $221.1 million and $0.43 and $1.20 for the three and nine months ended September 30, 2008, respectively.

References are made to results that represent certain U.S. GAAP measures after adjustment to reflect notable items to the extent that management believes adjusting for these items will facilitate better comparisons across periods and more clearly indicate trends. These non-GAAP measures are those used by management for purposes of global business decision making, including developing budgets and managing expenditures. Any such measures presented on a non-GAAP basis are not prepared under a comprehensive set of accounting rules and are not a replacement for the more comprehensive information for investors included in IMS’s U.S. GAAP results.

d)	Reconciliation of Preliminary GAAP Cash Flows from Operating Activities to Non-GAAP Free Cash Flow
Nine Months Ended September 30 (unaudited, in millions) [6]

	2009	Note Reference
Net Cash Provided by Operating Activities (unaudited)	$347.5

Capital Expenditures	(17.1)	2
Proceeds from Sale of Assets	0.7	2
Additions to Computer Software	(59.5)	2
Deferred Income Taxes	24.2	3
Net Tax Benefit on Stock-Based Compensation	4.6	4
Net Decrease in Accrued Income Taxes	115.3	3
Net Decrease in Pension Assets, net of Liabilities	(8.3)	5
Net Decrease in Other Long-Term Assets, net of Other Long-Term Liabilities	(2.3)	5

Non-GAAP Free Cash Flow (unaudited)	$405.1	1

Notes:
1)	Non-GAAP Free Cash Flow excludes certain amounts to the extent that management believes that exclusion will facilitate comparisons across periods and more clearly indicate trends. Although IMS discloses adjusted Non-GAAP Free Cash Flow in order to give a full picture to investors of the operational performance of its business as seen by management, Non-GAAP Free Cash Flow is not prepared under a comprehensive set of accounting rules and is not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare Non-GAAP Free Cash Flow differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies.

2)	Investments in capital assets and software are integral to the ongoing business and operations of the Company and are therefore included as part of Non-GAAP Free Cash Flow.

3)	Movements in deferred and accrued income taxes do not necessarily relate directly to current operations and therefore are excluded from Non-GAAP Free Cash Flow. Accrued income taxes includes a $63.2 million net tax benefit due to the reorganization of certain subsidiaries completed during the three months ended March 31, 2009, which resulted in a foreign exchange loss recognized for tax purposes.

4)	Tax benefits and expenses from stock-based compensation are excluded from Non-GAAP Free Cash Flow as they are considered to be financing activities.

5)	Pension assets and liabilities and other inherently long-term assets and liabilities are not viewed as part of current operations and are therefore excluded from Non-GAAP Free Cash Flow.

6)

The Company is unable to provide a reconciliation between its estimated 2009 full year non-GAAP Free Cash Flow and its full year 2009 GAAP Cash Flows from Operating Activities due to uncertainties associated with the component line items listed above. Estimated 2009 full year non-GAAP Free Cash Flow is expected to differ from GAAP Cash Flows from Operating Activities in ways similar to those identified in the reconciliation above.

Amounts presented in the financial tables may not add due to rounding.

These financial tables should be read in conjunction with IMS Health’s filings previously made or to be made with the Securities and Exchange Commission and are or will be available at www.sec.gov.

CONTACT:
IMS Health
Darcie Peck, 203-845-5237
Investor Relations
dpeck@imshealth.com
or
Gary Gatyas, 610-834-5338
Communications
ggatyas@us.imshealth.com